The following pages are excerpted from a larger agreement with counterpart signatures.  Only the relevant section addressing the appointment and scope of the power of attorney in relation to making EDGAR filings and the signature page are included here.

The entire document is available upon request.

9.           Power of Attorney.  Each Group Member hereby constitutes and appoints each of Peter J. Ekberg, A. Blake Cooper and Bernard M. McPheely, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)       prepare, execute in the Group Member’s name and on such Group Member’s behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) or statements required by Sections 13 or 14 of the Exchange Act, or any rule or regulation of the SEC;

(2)           execute for and on behalf of such Group Member, in such Group Member’s capacity as a 10% beneficial owner of the Company, Forms 3, 4, and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, any statement on Schedule 13D, 13G, 14A or 14C, including any amendments thereto, in accordance with Sections 13 and 14 of the Exchange Act, and any other forms or reports the undersigned may be required to file in connection with such Group Member’s ownership, acquisition, or disposition of Securities;

(3)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Schedule 13D, 13G, 14A or 14C, and complete and execute any amendment or amendments thereto, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such Group Member pursuant to this Agreement shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

IN WITNESS WHEREOF, each of the parties hereto has caused this Group Voting Agreement to be executed as of the date first written above.

THOMAS P. HARTNESS REVOCABLE TRUST U/A DTD JULY 30, 2010

By:	/s/ Thomas P. Hartness
Thomas P. Hartness, Trustee